UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2018 (May 15, 2018)

KKR Real Estate Finance Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38082	47-2009094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 750-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2018, KKR Real Estate Finance Trust Inc. (the “Company”) completed its private offering of $143.75 million aggregate principal amount of its 6.125% Convertible Senior Notes due 2023 (the “Notes”) (which principal amount included $18.75 million issued pursuant to the full exercise by the Initial Purchasers (as defined below) of their option to purchase additional Notes) pursuant to a purchase agreement, dated May 15, 2018 (the “Purchase Agreement”), among the Company, KKR Real Estate Finance Manager LLC and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). The net proceeds from the offering of Notes were approximately $138.9 million, after deducting the Initial Purchasers’ discounts and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to acquire its target assets in a manner consistent with its investment strategies and investment guidelines.

The Notes are governed by the Indenture, dated as of May 18, 2018 (the “Indenture”), between the Company and Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes will mature on May 15, 2023, unless earlier repurchased or converted. The Notes will bear interest from May 18, 2018 at a rate of 6.125% per year payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2018.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equally in right of payment with the Company’s future indebtedness that is not so subordinated; effectively subordinated in right of payment to any of the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred equity of the Company’s subsidiaries.

At any time prior to 5:00 p.m., New York City time, on the business day immediately preceding February 15, 2023, the Notes will be convertible at the option of the Noteholders, subject to the restrictions on ownership and transfer included in the Indenture, only under the following circumstances:

(1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price (as defined in the Indenture) of the Company’s common stock, par value $0.01 per share (“Common Stock”), for at least 20 trading days (as defined in the Indenture) (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 110% of the conversion price on each applicable trading day;

(2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

(3) upon the occurrence of specified corporate events described in the Indenture.

On or after February 15, 2023 until 5:00 p.m., New York City time, on the second scheduled trading day (as defined in the Indenture) immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, subject to the restrictions on ownership and transfer included in the Indenture. The Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The initial conversion rate for the Notes is 43.9386 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $22.76 per share of Common Stock. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, upon a make-whole fundamental change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

If a fundamental change (as defined in the Indenture) occurs at any time, subject to certain conditions, holders may require the Company to purchase all or any portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

A copy of the Indenture (including the form of the Note) is attached as Exhibit 4.1 to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The shares of the Company’s Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture (including form of Note), dated as of May 18, 2018, by and between KKR Real Estate Finance Trust Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Christen E.J. Lee
Name: Christen E.J. Lee
Title: Co-Chief Executive Officer and Co-President

Date: May 18, 2018